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                                                                   Exhibit 10.69

                     FIRST BLOCKED ACCOUNT CONTROL AGREEMENT
                               ("Lender Control")

     This FIRST BLOCKED ACCOUNT CONTROL AGREEMENT, dated as of December 19, 2002, is entered into by and among Old Dominion Electric Cooperative ("Company"), State Street Bank and Trust Company, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement, dated as of February 29, 1996, between it and Wachovia Bank, National Association (formerly known as First Union National Bank, successor in interest to First Union National Bank of Florida) (in such capacity, "Pledgee"), and JPMorgan Chase Bank ("Depositary").

     The parties hereto refer to Account No. 10203902.1 in the name of Company maintained at Depositary (the "Account") and hereby agree as follows:

     1. Company and Pledgee notify Depositary that by separate agreement Company has granted Pledgee a security interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.

     2. Depositary agrees that it will comply with withdrawal, payment, transfer or other fund disposition or other instructions (collectively, "instructions") concerning the Account originated by Pledgee, without further consent by Company. Company shall have no right to issue instructions or any other right or ability to access or withdraw or transfer funds from the Account.

     3. This Agreement supplements the Deposit Agreement, dated as of the date hereof, between Company and Depositary, which Deposit Agreement will continue to apply to the Account and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).

     4. Depositary agrees not to exercise or claim any right of offset, banker's lien or other like right against the Account for so long as this Agreement is in effect.

     5. Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by Pledgee in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Pledgee, Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor

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difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary's reasonable control.

     6. Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel, who may be an employee of Depositary) (collectively, "Covered Items") (i) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto, (ii) incurred at Company's or Pledgee's direction or instruction or (iii) due to any claim by Pledgee of an interest in the Account or the funds on deposit therein.

     7. Any termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. The provisions of paragraphs 5 and 6 above shall survive any such termination.

     8. This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective as of the date first written above; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. The State of New York shall be the "bank's jurisdiction" of Depositary for purposes of Article 9 of the New York Uniform Commercial Code. All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time):

     If to Company:    Old Dominion Electric Cooperative
                       4202 Dominion Boulevard
                       Glen Allen, VA 23060
                       Attention: Senior Vice President of Accounting and Finance
                       Fax No.: 804.787.3742

     If to Pledgee:    State Street Bank and Trust Company, as Owner Trustee
                       2 Avenue de Lafayette
                       Sixth Floor
                       Boston, Massachusetts 02111
                       Attention: Manager-Corporate Trust
                       Fax No.: 617.662.1485

     If to Depository: JPMorgan Chase Bank
                       4 New York Plaza
                       15th Floor
                       New York, NY 10004
                       Attention: Treasury & Security Services -
                       Valerie Dunbar
                       Fax No.: 212.623.6216

                       And

                       JPMorgan Chase Bank
                       270 Park Avenue, 48th Floor

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                       New York, NY 10017
                       Attention: Michael Mak/Harris Kretsge
                       Fax: 212.270.4251

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

OLD DOMINION ELECTRIC COOPERATIVE         STATE STREET BANK AND TRUST
                                          COMPANY, not in its individual
                                          capacity but solely as Owner Trustee


By: /s/ Daniel M. Walker                  By: /s/ Dori Anne Seakas
    -----------------------------------       ----------------------------------
    Daniel M. Walker                      Name:  Dori Anne Seakas
    Senior Vice President of Accounting   Title: Officer
    and Finance


                                          JPMORGAN CHASE BANK


                                          By: /s/ Michael P. Mak
                                              ----------------------------------
                                              Name:  Michael P. Mak
                                              Title: Vice President

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